Exhibit 99.5

For Internal Use Only			
DATE ________	BATCH #________	ORDER #________	PRIORITY #________

STOCK ORDER FORM

Monroe Federal Bancorp, Inc.

SEND OVERNIGHT PACKAGES TO:
Performance Trust Capital Partners
Stock Information Center
500 W. Madison Street, Suite 450
Chicago, Illinois 60661
[TBD]

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 5:00 p.m., Eastern Time, on [TBD]. Subscription rights will become void after the deadline. If you are interested in purchasing shares of Monroe Federal Bancorp, Inc. common stock, complete this Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) **overnight delivery** to the address indicated to the left for this purpose; (2) **in-person delivery** to Monroe Federal's main office located at 24 E. Main Street, Tipp City, Ohio; or (3) **regular mail** using the stock order reply envelope provided. **Stock Order Forms and full payment must be *received* (not postmarked) before 5:00 p.m., Eastern Time, on [TBD].** Faxes or copies of this form may not be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $10.00 =	$

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 15,000 ($150,000).
See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CASH, CHECK OR MONEY ORDER

Enclosed is cash, or a personal check, bank check or money order made payable to **Monroe Federal Bancorp, Inc.** in the amount of: $

Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Monroe Federal line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Monroe Federal deposit account(s) listed below. Funds for withdrawal must be in the listed account(s) when this form is received. **IRAs and checking accounts may NOT be listed for withdrawal below.**

For Internal Use Only	Account Number	Amount(s)
		$
		$
	Total Withdrawal Amount	$

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a. ☐ Depositors of Monroe Federal with aggregate balances of at least $50 at the close of business on March 31, 2023.
b. ☐ Depositors of Monroe Federal with aggregate balances of at least $50 at the close of business on June 30, 2024.
c. ☐ Depositors or borrowers of Monroe Federal at the close of business on [TBD].

Community Offering. If (a), (b) and (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d. ☐ You are a resident of Miami County and Montgomery County in Ohio.
e. ☐ You are placing an order in the Community Offering but (d) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b), or (c), please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Name(s) on Account	Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT

(6) MANAGEMENT Check if you are a Monroe Federal Bancorp, Inc. or Monroe Federal:

☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. *(continued on reverse side of this form)*

Name(s) listed in Section 9 on other Stock Order Forms	Shares	Name(s) listed in Section 9 on other Stock Order Forms	Shares

(9) STOCK REGISTRATION

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of others who are not also listed on your qualifying accounts. **See Stock Order Form Instructions for further guidance.**

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act (for reporting SSN, use minor's) ☐ IRA
☐ Joint Tenants ☐ Corporation ☐ Partnership ☐ Trust – Under Agreement Dated__________ ☐ Other __________

FOR IRA CUSTODIAN/BROKER USE ONLY:
(SSN of Beneficial Owner) ________-________-________

Name				Reporting SSN/Tax ID No.
Name				SSN/Tax ID No.
Street				Phone #
City	State	Zip	County	Email

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

(10) ACKNOWLEDGMENT AND SIGNATURE(S) I understand that, this form, properly completed, together with full payment, must be received (not postmarked) before 5:00 p.m., Eastern Time, on [TBD], otherwise this form and all subscription rights will be void. (continued on reverse side)

➡ ORDER NOT VALID UNLESS SIGNED ⬅

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) ____________ Date
Signature (title, if applicable) ____________ Date

MFSL-SOF

(over)

MFSL-SOF See Front of Stock Order Form (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a person means: (1) any corporation or organization other than Monroe Federal or Monroe Federal Bancorp, Inc. or a majority-owned subsidiary of these entities, of which the person is an officer, partner or 10% or greater beneficial stockholder; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity; and (3) any relative of the person who either resides with the person or who is a director or officer of Monroe Federal or Monroe Federal Bancorp, Inc. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement; or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address at any of the Subscription Offering eligibility dates generally will be assumed to be associates of, and acting in concert with, each other. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases” for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Monroe Federal Bancorp, Inc., this Stock Order Form may not be modified or canceled without Monroe Federal Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of 20,000 shares in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and the Prospectus dated [TBD]. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY MONROE FEDERAL, MONROE FEDERAL BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of the Comptroller of the Currency. I further certify that, before subscribing for shares of the common stock of Monroe Federal Bancorp, Inc., I received the Prospectus dated [TBD], and I acknowledge the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Monroe Federal Bancorp, Inc. in the “Risk Factors” section, beginning on page [TBD]. Risks include, but are not limited to the following: By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. STOCK ORDER FORM – SIDE 2

MFSL-SOI (over) MONROE FEDERAL BANCORP, INC. STOCK INFORMATION CENTER: [TBD] STOCK ORDER FORM INSTRUCTIONS – SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals on a single qualifying account held jointly is 15,000 shares ($150,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) – Method of Payment – Cash, Check or Money Order. Payment may be made by including with this form cash or a personal check, bank check or money order made payable directly to Monroe Federal Bancorp, Inc. Checks and money orders will be deposited upon receipt. The funds remitted by personal check must be available when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.04% per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash by mail, a Monroe Federal line of credit check, wire transfers or third party checks for this purchase. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a withdrawal from your Monroe Federal deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest at the contract rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Monroe Federal certificate of deposit (CD) account. Note that you may not list accounts with check-writing privileges; rather, submit a check. You may not designate withdrawal from a Monroe Federal IRA or other retirement accounts. For guidance on using retirement funds, whether held at Monroe Federal or elsewhere, please contact the Stock Information Center as soon as possible – but in no event later than two weeks before the [TBD] offering deadline. See the Prospectus section entitled “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription Offering and any Community Offering – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b), and (c) refer to the Subscription Offering. If you checked box (a) or (b) list all Monroe Federal deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c) list all Monroe Federal deposit or loan account numbers that the purchaser(s) had ownership in as of that date. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Stock Offering” for further details about the Subscription Offering and any Community Offering. Section (6) – Management. Check the box if you are a Monroe Federal or Monroe Federal Bancorp, Inc. director, officer or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children who live in the same house as the director or officer. Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of others for joint stock registration unless they are also named on your qualifying deposit or loan accounts. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing a phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”) or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

MFSL-SOI MONROE FEDERAL BANCORP, INC. STOCK INFORMATION CENTER: [TBD] STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Designating Beneficiaries. Multiple beneficiaries may not be named on stock registrations. However, you may specify a single person as aTransfer on Death (“TOD”) recipient. To designate such a person, include the person’s full name preceded by TOD, for example, “TOD John A Smith”. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Monroe Federal at the close of business on one of the dates identified in section 5 of the stock order form. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been eligible depositors at Monroe Federal at the close of business on one of the dates identified in section 5 of the stock order form. Joint Tenants (with rights of survivorship) – May be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Monroe Federal at the close of business on one of the dates identified in section 5 of the stock order form. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the Ohio Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-OH (list only the minor’s social security number). Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Monroe Federal at the close of business on one of the dates identified in section 5 of the stock order form. Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Monroe Federal at the close of business on one of the dates identified in section 5 of the stock order form. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Monroe Federal at the close of business on one of the dates identified in section 5 of the stock order form. Also provide the SSN of the beneficial owner of the IRA where indicated. Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 5:00 p.m., Eastern Time, [TBD]. If you are interested in ordering shares of Monroe Federal Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to Monroe Federal’s main office located at 24 E. Main Street, Tipp City, Ohio; or (3) regular mail using the stock order reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Eastern Time, on [TBD]. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center at [TBD] from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.